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PROXY FORM                                                         PROXY FORM
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS MAY 28, 1997

The undersigned hereby appoints A. W. DAHLBERG and W. L. WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Hyatt Regency, 265 Peachtree Street, Atlanta, Georgia at 10:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting including, without limitation, the proposals listed on the reverse side hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, AND FOR ITEMS 2, 3, AND 4.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                Continued and to be voted and signed on reverse.

   UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS.

(1)      ELECTION OF DIRECTORS:  J. C. Adams, A. D. Correll, A. W. Dahlberg,
P. J. DeNicola, J. Edwards, H. A. Franklin, B. S. Gordon, L. G. Hardman, III,
E. B. Harris, W. A. Parker, Jr., W. J. Rushton, III, G. M. Shatto,
G. J. St. Pe, H. Stockham.


                                                                      (INSTRUCTIONS:  To withhold authority to vote for any
                                                                      individual nominee, write that nominee's name in the
                                                                      space provided below.)

(        )FOR                            (        )WITHHOLD

all nominees, listed                     authority to vote for all    ___________________________________________
above (except as  nominees               listed above.
marked to the con-
trary to the right.


         THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 2-4.

(2) Approval of amendments to the Company's Executive Productivity Improvement Plan.

                  FOR               AGAINST                   ABSTAIN
               (        )         (        )                 (        )

(3)      Approval of the Company's Performance Stock Plan.

                  FOR               AGAINST                   ABSTAIN
              (        )          (        )                 (        )

(4)      Approval of the Company's Performance Dividend Plan.

                  FOR               AGAINST                   ABSTAIN
             (        )           (        )                 (        )


         Mark here if attending annual meeting.  (        )


         Signature(s)


         Date                                                 , 1997